Exhibit 99.1

June 27, 2022

Analysts: Timothy Sedabres (timothy.sedabres@huntington.com), 952.745.2766

Media: Allison Gabrys (corpmedia@huntington.com), 248.961.3978

HUNTINGTON BANCSHARES 2022 CCAR RESULTS

COLUMBUS, Ohio –Huntington Bancshares Incorporated (Nasdaq: HBAN) announced that the Company has exceeded all minimum capital levels under the Federal Reserve’s 2022 Comprehensive Capital Analysis and Review (CCAR) supervisory stress test.

The Federal Reserve published an estimate of 6.3% for Huntington’s modeled credit loss rate under the 2022 Supervisory Severely Adverse scenario which compares favorably to the peer median rate of 6.7%1. Huntington’s modeled credit loss rates from the Federal Reserve have outperformed peer median benchmarks during each cycle in which Huntington was included in the exercise since 2015.

“This year’s stress testing exercise highlighted the robust credit strength of Huntington’s balance sheet and our ability to withstand a severe economic downturn,” said Stephen D. Steinour, chairman, president, and CEO. “Our credit results demonstrated the benefit of our disciplined approach to credit and risk management, consistent with our aggregate moderate-to-low risk appetite through the cycle. We were pleased to extend our track record of modeled credit outperformance during the stress tests, which this year included assets added through our acquisition of TCF. Our capital levels remain strong, with robust liquidity, and we expect to expand pre-provision net revenue over the course of the year, consistent with our prior guidance. We continue to manage capital levels within our targeted operating range for Common Equity Tier 1 of 9-10% and will utilize our capital to fund organic growth to serve the needs of our customers and communities.”

Huntington’s capital plan submitted in connection with the 2022 CCAR includes a third quarter dividend of $0.155 per common share, subject to approval by its board of directors.

Caution Regarding Forward-Looking Statements

This communication contains certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements, which are not historical facts and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

1 Peer median includes results from 8 peer banks which participated in this year’s Comprehensive Capital Analysis and Review.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and related variants and mutations and their impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services including those implementing our “Fair Play” banking philosophy; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB; the possibility that the anticipated benefits of the transaction with TCF are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Huntington does business; and other factors that may affect the future results of Huntington. Additional factors that could cause results to differ materially from those described above can be found in Huntington’s Annual Report on Form 10-K for the year ended December 31, 2021 and in its subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of Huntington’s website http://www.huntington.com, under the heading “Publications and Filings” and in other documents Huntington files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Huntington does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

About Huntington

Huntington Bancshares Incorporated (Nasdaq: HBAN) is a $177 billion asset regional bank holding company headquartered in Columbus, Ohio. Founded in 1866, The Huntington National Bank and its affiliates provide consumers, small and middle‐market businesses, corporations, municipalities, and other organizations with a comprehensive suite of banking, payments, wealth management, and risk management products and services. Huntington operates more than 1,000 branches in 11 states, with certain businesses operating in extended geographies. Visit Huntington.com for more information.